UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2020

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida 33134
(Address of principal executive offices)

(305) 460-8728
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Class B Common Stock	AMTBB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR Sec.230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR Sec.240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.        Entry into Material Definitive Agreement.

On June 23, 2020, Amerant Bancorp Inc. (the “Company”) completed its previously announced offering (the “Offering”) of $60.0 million aggregate principal amount of its 5.75% senior notes due 2025 (the “Notes”). The offering of the Notes was consummated pursuant to the terms of that certain underwriting agreement, dated June 16, 2020 relating to $46.0 million principal amount of the Notes and that certain underwriting agreement, dated June 19, 2020 relating to $14.0 million principal amount of the Notes, by and among  the Company, the Company’s wholly-owned subsidiary, Amerant Florida Bancorp Inc. (the “Guarantor”), and Raymond James & Associates, Inc.

The Notes were issued pursuant to the Indenture, dated as of June 23, 2020 (the “Base Indenture”), by and among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”),  as supplemented and amended by a First Supplemental Indenture dated as of June 23, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantor and the Trustee.

The Notes were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-238958) declared effective by the Securities and Exchange Commission on June 15, 2020. The Notes bear interest at 5.75% per annum, payable semi-annually in arrears on June 30 and December 30 of each year, commencing on December 30, 2020 and ending on the earlier of the optional redemption date (which is on or after three months prior to the maturity of the Notes) or the maturity date. The Notes are unsecured and unsubordinated, and rank equally with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Notes are fully and unconditionally guaranteed by the Guarantor (the "Notes Guarantee”). The Notes will mature on June 30, 2025.

The Company intends to use the net proceeds from this offering for general corporate purposes, which may include working capital, providing capital to support the organic growth of Amerant Bank, N.A., the Company’s wholly-owned bank subsidiary, funding the opportunistic acquisition of similar or complementary financial service organizations and repaying outstanding indebtedness.

The foregoing description of the Notes, the Notes Guarantee and the Indenture is qualified in its entirety by reference to the full text of the Base Indenture, the Supplemental Indenture, the Form of Note and the Form of Notes Guarantee. The Base Indenture, the Supplemental Indenture, the Form of Note and Form of Notes Guarantee are attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4, respectively, and are incorporated herein by reference.

Item 2.03.        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01.        Other Events.

On June 23, 2020, the Company announced the closing of the Offering.  A copy of the press release announcing the closing of the Offering is filed herewith as Exhibit 99.1.

The legal opinion relating to the legality of the Notes and the Notes Guarantee is filed as Exhibits 5.1  to this Current Report on Form 8-K.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
4.1	Indenture, dated as of June 23, 2020, among the Company, Amerant Florida Bancorp Inc., and The Bank of New York Mellon, as Trustee.
4.2	First Supplemental Indenture, dated as of June 23, 2020, among the Company, Amerant Florida Bancorp Inc., and The Bank of New York Mellon, as Trustee.
4.3	Form of Global Note (included in Exhibit 4.2)
4.4	Form of Notes Guarantee (included in Exhibit 4.2)
5.1	Opinion of Akerman LLP
23.1	Consent of Akerman LLP (Included in Exhibit 5.1)
99.1	Press release, dated June 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amerant Bancorp Inc.

Date: June 23, 2020	By:	/s/ Ivan Trujillo
Ivan Trujillo
Chief Legal Officer and Corporate Secretary